UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2000

SCIENTIFIC TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Oregon
(State of Other Jurisdiction of Incorporation)

0-12254	77-0170363
(Commission File Number)	(IRS Employer Identification Number)

6550 Dumbarton Circle
Fremont, CA    94555
(Address of principal executive offices including zip code)

(510) 608-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On March 16, 2000 Scientific Technologies Incorporated, an Oregon corporation (the "Company") through its wholly-owned subsidiary, PSI-Tronix Technologies, Inc., a California corporation, acquired substantially all of the assets and assumed certain of the liabilities of PSI-Tronix, Inc., a California corporation, (PSI-Tronix") at an aggregate purchase price of approximately $8.7 million (the "Acquisition"). The Acquisition was effected pursuant to an Asset Purchase Agreement dated March 16, 2000 (the "Asset Purchase Agreement) by and among the Company, PSI-Tronix, PSI-Tronix Technologies, Inc. and the shareholders of PSI-Tronix. PSI-Tronix designs, develops and manufactures pressure transducers, digital pressure gauges, displacement and velocity transducers and pressure comparators. The transaction was initially reported on a Current Report on Form 8-K (the "8-K") dated March 16, 2000. By this Current Report on Form 8-K/A, the Company is updating the 8-K to include the financial statements of PSI-Tronix and certain pro forma financial information as of and for the period ended December 31, 1999.

Item 7. Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

The audited financial statements of PSI-Tronix are included in exhibit 99.2.

(b)    Pro Forma Financial Statements

The following unaudited pro forma combined condensed financial information reflects the business combination between the Company and PSI-Tronix, which was accounted for using the purchase method of accounting. The accompanying unaudited pro forma combined condensed consolidated balance sheet combines the audited balance sheet of the Company as of December 31, 1999 with the audited balance sheet of PSI-Tronix as of January 31, 2000. The pro forma combined condensed statements of operations combine the Company's historical statements of operations for the year ended December 31, 1999 with PSI-Tronix's historical statements of operations for the twelve months ended January 31, 2000.

The unaudited pro forma condensed combined financial information are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had PSI-Tronix and STI been a combined company during the specified period. These unaudited pro forma combined condensed financial information should be read in conjunction with the historical consolidated financial statements of the Company included in the Company's December 31, 1999 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission.

SCIENTIFIC TECHNOLOGIES, INC. AND PSI-TRONIX TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)
(unaudited)

	Dec 31, 1999 STI	Jan 31, 2000 PSI	Adjustments	COMBINED
Assets
Current assets:
Cash and cash equivalents	$ 3,362	$1,132	(3,531)(a)	$ 963
Short-term investments	5,209		(5,209) (a)
Accounts and notes receivable, net	8,822	891		9,713
Inventories	8,414	627		9,041
Deferred income taxes	852	8	(8) (b)	852
Other assets	740	294	(282) (b)	752
Total current assets	27,399	2,952	(9,030)	21,321

Intangible assets	2,271		5,826(c)	8,097
Property and equipment, net	2,866	495	_____	3,361
Total assets	$32,536	$3,447	$ (3,204)	$32,779

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$ 2,695	$ 165		$ 2,860
Accrued expenses	1,992	124	(46) (b)	2,070
Total current liabilities	4,687	289	(46)	4,930

Deferred compensation		438	(438) (b)

Shareholders' equity
Common stock:,	10	1	(1) (d)	10
Capital in excess of par value	5,509			5,509
Retained earnings	22,330	2,719	(2,719) (d)	22,330
Total shareholders' equity	27,849	$2,720	(2,720)	27,849
Total liabilities and shareholders' equity	$32,536	$3,447	$ (3,204)	$32,779

The accompanying notes are an integral part of these financial statements.

SCIENTIFIC TECHNOLOGIES, INC. AND PSI-TRONIX TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)
(unaudited)

YEAR ENDED
	Dec 31, 1999	Jan 31, 2000
	STI	PSI	Adjustments	Combined

Sales	$49,105	$7,270		$56,375

Cost of goods sold	24,769	3,576		28,345

Gross profit	24,336	3,694		28,030

Operating Expenses:
Selling, general and administrative	12,722	1,154	291(e)	14,167
Research and development	4,780	_____	_____	4,780
Total operating expenses	17,502	1,154	291	18,947

Income from operations	6,834	2,540	(291)	9,083

Interest and other income, net	432	(71)		361

Income before income taxes	7,266	2,469	(291)	9,444

Provision for taxes on income	2,761	22	806 (f)	3,589
Net income	$ 4,505	$2,447	$(1,097)	$ 5,855

Net income per common share:
Basic	$ 0.47			$ 0.61
Diluted	$ 0.47			$ 0.60

Shares used to compute net income per common share
Basic	9,658			9,658
Diluted	9,682			9,682

The accompanying notes are an integral part of these financial statements.

SCIENTIFIC TECHNOLOGIES, INC. AND PSI-TRONIX TECHNOLOGIES, INC.
Notes to Pro-Forma Combined Condensed Consolidated Financial Information

(unaudited)

  Unaudited Pro Forma Combined Condensed Consolidated Statement of Balance Sheet

  The following adjustments were applied to the historical balance sheet of STI and PSI at December 31, 1999 and January 31, 2000 respectively, to arrive at the pro forma combined condensed balance sheet:

  (a) The Company purchased certain assets and liabilities of PSI-Tronix for at an estimated cost of $8.7 million in cash. Of this amount, $5.2 million of short-term investments were liquidated and the remaining balance was paid using cash from the Company.

  (b) Certain assets and liabilities of PSI-Tronix were excluded from the Acquisition (see exhibit 2.1). The following assets and liabilities were excluded:

Deferred Income Taxes	$ 8
Other Assets	282
Accrued expenses	(46)
Deferred compensation	(438)

  (c) The estimated purchase price of $8.7 million has been allocated to the net book value of the assets acquired and the liabilities assumed as of the date of the pro forma balance sheet for illustrative purposes only. The excess of the purchase price over the tangible assets acquired and liabilities assumed has been allocated to goodwill and other intangible assets. The Company has not yet completed the valuation of the acquired identifiable intangible assets. The actual purchase price allocation will be based on fair values of the acquired assets and liabilities as of the actual acquisition date.

  (d) To eliminate PSI-Tronix's historical shareholder's equity.

  Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

  The following adjustments were applied to the historical statements of operations for STI and PSI for the years ended December 31, 1999 and January 31, 2000 respectively to arrive at the unaudited pro forma combined condensed statement of operations.

  (e) To reflect the amortization of the goodwill and other intangible assets on a straight line basis over 20 years. The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets will be amortized on a straight line basis over 20 years. The Company has not yet completed the valuation of the actual intangible assets acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other than the 20 years period reflected in the pro forma statement of operations.

  (f) PSI-Tronix was a sub-chapter S Corporation. Additional income tax expense will accrue at the Company's effective tax rate of 38%.

(c)    Exhibits.

Exhibit 23.1 Consent of Independent Public Accountants

Exhibit 99.2 Financial Statements of PSI-Tronix, Inc.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2000

SCIENTIFIC TECHNOLOGIES INCORPORATED

By:	/s/ Richard Faria

Richard Faria
Vice President, Finance & Administration